Not for release, publication or distribution in or into Canada,
                               Australia or Japan


                    TELEWEST COMMUNICATIONS PLC ("TELEWEST")

     CONVERSION OF ALL TELEWEST CONVERTIBLE PREFERENCE SHARES ("CONVERSION")


Telewest announces that, as envisaged in the Disclosure Document published on 29 June 1998, all 496,066,708 Telewest Convertible Preference shares currently in issue have been converted today into the same number of Telewest shares.

Following Conversion, Telewest's listed share capital comprises 2,145,510,040 Telewest shares.


8 September 1998

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PRESS ENQUIRIES:

TELEWEST                                            01483 750900
Charles Burdick

DEWE ROGERSON                                       0171 638 9571
Anthony Carlisle

J. HENRY SCHRODER & CO. LIMITED ("SCHRODERS")       0171 658 6000
James Steel



Schroders, which is regulated in the UK by The Securities and Futures Authority Limited, is acting for Telewest and no one else in connection with the Conversion and will not be responsible to anyone other than Telewest for providing the protections afforded to customers of Schroders or for giving advice in relation to the Conversion.